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                                  FORM 10-Q
                    COUNTRY WIDE TRANSPORT SERVICES, INC
                                  EXHIBIT 11
               SCHEDULE OF COMPUTATION OF NET INCOME PER SHARE


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                                                               For the Three Months Ended
            Primary                                         June 30, 1997      June 30, 1996
                                                            -------------      -------------
Net income (loss)                                           $     193,000      $     (96,000)
Less - preferred stock dividends                                       --                 --
                                                            -------------      -------------
    Net income applicable to common shareholders            $     193,000      $     (96,000)
                                                            -------------      -------------
                                                            -------------      -------------

Weighted average number of common shares                        4,248,100            960,000

Add - common equivalent shares (determined
  using the "treasury stock" method) representing
  shares issuable upon exercise of options                        735,073                 --
                                                            -------------      -------------

    Weighted average number of shares used in
      calculation of primary income per common share            4,983,173            960,000
                                                            -------------      -------------
                                                            -------------      -------------

Primary income per common share                             $        0.04      $       (0.10)
                                                            -------------      -------------
                                                            -------------      -------------

         Fully Diluted

Net income primary income per common share                  $     193,000      $     (96,000)
Add:
    preferred stock dividend                                           --                 --
                                                            -------------      -------------

      Net income for fully diluted net income per share     $     193,000      $     (96,000)
                                                            -------------      -------------
                                                            -------------      -------------

Weighted average number of shares used in
   calculating primary income per common share                  4,983,173            960,000

Add (deduct) incremental shares representing                           --                 --
                                                            -------------      -------------

    Weighted average number of shares used in
      calculation of fully diluted income per share             4,983,173            960,000
                                                            -------------      -------------
                                                            -------------      -------------

Fully diluted income per common share                       $        0.04      $       (0.10)
                                                            -------------      -------------
                                                            -------------      -------------
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